Exhibit 99.1

FOR IMMEDIATE RELEASE

For press inquiries:	For investor inquiries:
Katie Brazel, FleishmanHillard	John Mills, ICR
for Alimera Sciences	for Alimera Sciences
404-739-0150	310-954-1105
Katie.Brazel@fleishman.com	John.Mills@ICRINC.com

ALIMERA SCIENCES RECEIVES FDA APPROVAL FOR ILUVIEN®, THE FIRST LONG-TERM TREATMENT FOR DIABETIC MACULAR EDEMA

Company will issue a more detailed announcement on Monday, September 29

ATLANTA, September 26, 2014 -- Alimera Sciences, Inc. (NASDAQ: ALIM) (“Alimera”), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced that the U.S. Food and Drug Administration (FDA) has approved ILUVIEN® for the treatment of diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure (IOP). Alimera currently intends to begin selling ILUVIEN in the U.S. in the first quarter of 2015.
“We are very excited by this news late today and by the broader label ILUVIEN has been granted by the FDA,” said Dan Myers, president and chief executive officer of Alimera. “We plan to issue a more detailed announcement on Monday morning.”

About ILUVIEN®

ILUVIEN® (fluocinolone acetonide intravitreal implant) 0.19 mg is a sustained release intravitreal implant approved in the U.S. to treat diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure. Each ILUVIEN implant is designed to release submicrogram levels of fluocinolone acetonide (FAc), a corticosteroid, for 36 months.
Corticosteroids have a history of effective use in treating ocular disease inflammation. ILUVIEN is injected in the back of the patient's eye with an applicator that employs a 25-gauge needle,

which allows for a self-sealing wound. In the FAME™ Study, a phase 3 clinical study of ILUVIEN, the most frequently reported adverse drug reactions included cataract development and increased ocular pressure.
Please see www.ILUVIEN.com for additional information.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera’s European operations are conducted from London by its subsidiary, Alimera Sciences Limited. For more information, please visit www.alimerasciences.com.
Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the availability of ILUVIEN in the U.S. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the United States, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
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